                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

                                   MARCH 9, 1997


                                       [LOGO]


                          IMAGING TECHNOLOGIES CORPORATION
                  (formerly known as PERSONAL COMPUTER PRODUCTS, INC.) (Exact name of small business issuer as specified in its charter)


           DELAWARE                  0-12641                  33-0021693
(State or other jurisdiction   (Commission file No.)    (IRS Employer ID No.)
      of incorporation or
        organization)

                                 11031 VIA FRONTERA
                            SAN DIEGO, CALIFORNIA 92127
                      (Address of principal executive offices)

           Issuer's Telephone Number, Including Area Code: (619) 485-8411

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Effective February 14, 1997, Imaging Technologies Corporation, (formerly Personal Computer Products, Inc.) (the "Registrant") merged into NewGen Imaging Technologies Corp., a wholly owned subsidiary of the Registrant, NewGen Systems Acquisition Corporation ("NewGen") with NewGen being the surviving entity. The Registrant issued 10,750,000 shares of its common stock, par value $0.005, in exchange for all outstanding shares of NewGen.

     NewGen develops and markets high print quality monochrome imagesetters, color proofing printers, color servers and related software solutions for prepress and publishing applications. NewGen's assets include cash, accounts and notes receivable, inventory, computer equipment, office equipment, office furniture and intangible assets.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements:

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of NewGen Systems Acquisitions Corporation:


We have audited the accompanying balance sheet of NewGen Systems Acquisitions Corporation (the Company) as of December 31, 1996, and the related statements of operations and cash flows for the period from March 19, 1996 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for opinion.


In our opinion, such financial statements present fairly, in all material respects, the financial position of NewGen Systems Acquisitions Corporation as of December 31, 1996, and the results of its operations and its cash flow for the period from March 19, 1996 (date of inception) to December 31, 1996 in conformity with generally accepted accounting principles.

Boros & Farrington APC
San Diego, California
March 8, 1997

NEWGEN SYSTEMS ACQUISITIONS CORPORATION

BALANCE SHEET
AS OF DECEMBER 31, 1996
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                      $  294,900
Accounts receivable, net of allowance for doubtful accounts of $630,000
  (Note 7)                                                                      1,664,800
Inventories, net (Note 3)                                                       1,811,800
Prepaid expenses and other current assets                                         127,600
                                                                               ----------

    Total current assets                                                        3,899,100

Property and equipment, net (Note 4)                                              740,400

Other assets                                                                       48,900
                                                                               ----------

                                                                               $4,688,400
                                                                               ----------
                                                                               ----------

LIABILITIES AND CAPITAL DEFICIENCY

CURRENT LIABILITIES:
Accounts payable                                                               $1,306,600
Accrued liabilities                                                               518,300
Warranty reserve                                                                  970,000
Short-term borrowings (Note 5)                                                    942,000
Amounts due to related parties (Note 1)                                           500,000
                                                                               ----------

    Total current liabilities                                                   4,236,900

CONVERTIBLE SUBORDINATED NOTE PAYABLE (Notes 1 and 6)                           1,000,000

COMMITMENTS AND CONTINGENCIES (Note 9)

CAPITAL DEFICIENCY:
Common stock, par value $.001, 20,000,000 shares authorized, 10,956,129
  shares issued and outstanding (Note 9)                                           11,000
Additional paid-in capital                                                      1,073,600
Accumulated deficit                                                            (1,550,500)
Notes receivable from sale of common stock (Note 7)                               (82,600)
                                                                               ----------

    Capital deficiency, net                                                      (548,500)
                                                                               ----------

                                                                               $4,688,400
                                                                               ----------
                                                                               ----------


See accompanying notes to financial statements.     2

NEWGEN SYSTEMS ACQUISITIONS CORPORATION


STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MARCH 19, 1996 (DATE OF INCEPTION)
TO DECEMBER 31, 1996
--------------------------------------------------------------------------------


REVENUE, net (Note 2)                                                         $ 7,190,100

COSTS OF REVENUE                                                                3,866,500
                                                                              -----------

GROSS PROFIT                                                                    3,323,600

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Note 8)                           3,880,900

PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT (Note 1)                            780,400
                                                                              -----------

LOSS FROM OPERATIONS                                                           (1,337,700)

OTHER EXPENSES, net                                                              (212,000)
                                                                              -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                                         (1,549,700)

PROVISION FOR INCOME TAXES                                                            800
                                                                              -----------

NET LOSS                                                                       (1,550,500)

ACCUMULATED DEFICIT, beginning of period
                                                                              -----------

ACCUMULATED DEFICIT, end of period                                            $(1,550,500)
                                                                              -----------
                                                                              -----------


See accompanying notes to financial statements.     3

NEWGEN SYSTEMS ACQUISITIONS CORPORATION

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 19, 1996 (DATE OF INCEPTION)
TO DECEMBER 31, 1996
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                      $(1,550,500)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization                                                   519,900
  Purchased in-process research and development costs                             780,400
  Changes in assets and liabilities:
    Accounts receivable, net                                                      224,100
    Inventories, net                                                              129,300
    Prepaid expenses and other assets                                             (19,200)
    Accounts payable                                                             (902,300)
    Accrued expenses and other liabilities                                       (164,200)
                                                                              -----------

      Net cash used in operating activities                                      (982,500)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment                                               (98,000)
Purchase of net assets of NSC, net of cash acquired (Note 1)                      (86,000)
                                                                              -----------

      Net cash used in investing activities                                      (184,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions                                                           1,002,000
Net increase in bank borrowings, less amount assumed                              459,200
                                                                              -----------

      Net cash provided by financing activities                                 1,461,200
                                                                              -----------

NET INCREASE IN CASH                                                              294,700

CASH, beginning of period
                                                                              -----------

CASH, end of period                                                            $  294,700
                                                                              -----------
                                                                              -----------


See accompanying notes to financial statements.     4

NEWGEN SYSTEMS ACQUISITIONS CORPORATION

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 19, 1996 (DATE OF INCEPTION)
TO DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW

INFORMATION - Cash paid during the period for:
  Interest                                                                    $    62,000
                                                                              -----------
                                                                              -----------
  Income taxes                                                                $       -
                                                                              -----------
                                                                              -----------

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
  FINANCING ACTIVITIES -
  Effective July 10, 1996, the Company acquired certain assets in connection with the asset purchase agreement with NewGen Systems Corporation, as described in Note 1, and assumed liabilities as follows:
    Fair value of asset acquired                                              $ 5,039,700
    Purchased technology in developed products                                    110,100
    In-process research and development costs                                     780,400
    Acquisition costs                                                            (362,500)
    Cash paid, net of cash acquired                                               (86,000)
    Notes and holdback issued                                                  (1,500,000)
                                                                             -----------

    Liabilities assumed                                                       $ 3,981,700
                                                                              -----------
                                                                              -----------


In June 1996, the Company received a promissory note for $29,400 due June 2001 in exchange for 974,891 shares of common stock of the Company.

In July 1996, the Company received a promissory note for $53,200 due June 2001 in exchange for 332,665 shares of the common stock of the Company.


See accompanying notes to financial statements.     5

NEWGEN SYSTEMS ACQUISITIONS CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM MARCH 19, 1996 (DATE OF INCEPTION)
TO DECEMBER 31, 1996
--------------------------------------------------------------------------------

1.   BUSINESS ACTIVITIES


     NewGen Systems Acquisitions Corporation (the Company) designs, manufactures and distributes high resolution imaging and color digital proofing products to customers in the printing and graphic arts industry located in the United States and internationally.

     NewGen Systems Acquisitions Corporation was incorporated under the laws of the State of California on March 19, 1996. On June 19, 1996, the Company entered into an Asset Purchase Agreement (the Asset Purchase Agreement) with NewGen System Corporation (NSC), a California Corporation which was consummated on July 10, 1996. On June 20, 1996, the Company issued 5,167,358 shares in exchange for contributions of approximately $155,000, and on July 8, 1996, the Company issued 5,788,771 shares in exchange for a capital contribution of $929,600. The Company had no significant assets and liabilities nor operations prior to the capital contributions.

     Pursuant to the Asset Purchase Agreement, the purchase price, including acquisition costs and net of cash acquired, of approximately $1,948,500 was allocated to net assets assumed of $1,058,000, in-process research and development costs of $780,400, and developed technology of $110,100. The purchase price consisted of $298,800 in cash, a convertible promissory note bearing interest at 7% per annum for $1,000,000 (the Note) and a holdback (the Holdback) of $500,000 which was payable one year after the purchase date. Both the Note and the Holdback were converted to common stock subsequent to December 31, 1996 (Note 6).

     On January 27, 1997, the Company entered into an Agreement and Plan of Merger and Plan of Reorganization (the Merger Agreement) with NewGen Imaging Technologies Corp. (PCPI Sub), a newly formed Nevada Corporation and a wholly-owned subsidiary of Imaging Technologies Corporation
     (ITEC), (formerly Personal Computer Products, Inc.), a Delaware Corporation. At the effective date of the Merger Agreement on February 14, 1997, the Company was merged with ITEC and was the surviving entity and operates from that date forward as a wholly-owned subsidiary of ITEC. The Company's common stock was converted into 10,750,000 shares of ITEC common stock. The Merger will be accounted for as a pooling of interests by ITEC.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS - The Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     INVENTORIES - Inventories are valued at the lower of cost (first-in, first-out basis) or market.

     CREDIT RISK - The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses.

NEWGEN SYSTEMS ACQUISITIONS CORPORATION


     PROPERTY AND EQUIPMENT - Property and equipment are carried at cost and depreciated on a straight-line basis over the estimated useful lives of the assets or the terms of leases, if shorter, in the case of leasehold improvements, ranging from three to seven years. Major improvements which increase the estimated useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred.

     DEVELOPED TECHNOLOGY - Other assets includes amounts allocated to developed technology costs at the date of the acquisition (Note 1). The Company amortizes such costs over their estimated remaining useful life of 18 months.

     REVENUE RECOGNITION - The Company records sales revenue upon shipment of completed products to its customers. The Company records revenue on fixed-price service contracts on a straight-line basis over the terms of the contracts.

     RESEARCH AND DEVELOPMENT - Expenditures for research and development are charged to operations, when incurred. Research and development expense was $1,912,794 for the period from March 19, 1996 (inception) to December 31, 1996.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards (SFAS) No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. The carrying value of the financial instruments on the balance sheet is considered reasonable estimate of fair value. Financial instruments are generally defined by SFAS No. 107 as cash or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity, and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At December 31, 1996, management believes that the carrying amounts of cash, receivables, banks and related-party borrowings, and trade payables approximate fair value because of the short maturity of these financial instruments.

     INCOME TAXES - The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial statement and income tax accounting. Under this statement, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse.

     At December 31, 1996, the Company has deferred tax assets consisting of net operating loss carryforwards, book/tax basis differences in intangible assets, and various reserves and accruals which are not currently deductible. The deferred tax assets have been fully reserved due to the uncertainty that the assets will be realized in the future. In addition, the Internal Revenue Code may limit the deductibility of net operating loss carryforwards existing prior to the consummation of the Merger Agreement (Note 1).

     In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, which was adopted by the Company in 1996. The adoption of SFAS No. 121 did not have a material impact on the financial statements of the Company. The Company evaluates long-lived assets based on the recoverability of such amounts in the future and, at December 31, 1996, determined that there was no impairment of such costs.

NEWGEN SYSTEMS ACQUISITIONS CORPORATION


     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


3.   INVENTORIES


     Inventories consist of the following at December 31, 1996:
       Raw Materials                                               $  842,700
       Work in process                                                200,000
       Finished goods                                               1,567,100
                                                                   ----------


                                                                    2,609,800

       Less reserve for excess and obsolete inventories              (798,000)
                                                                   ----------


                                                                   $1,811,800
                                                                   ----------
                                                                   ----------

4.   PROPERTY AND EQUIPMENT


     Property and equipment consist of the following at December 31, 1996:
       Machinery and equipment                                     $  635,300
       Furniture and fixtures                                         230,000
       Leasehold improvements                                           5,900
                                                                   ----------

                                                                      871,200

       Less accumulated depreciation                                 (130,800)
                                                                   ----------

                                                                   $  740,400
                                                                   ----------
                                                                   ----------

5.   SHORT-TERM BORROWINGS

     On June 14, 1996, the Company entered into a short-term borrowing agreement (the Borrowing Agreement) with a division of a thrift and loan association. The initial amount borrowed under the Borrowing Agreement included $482,800 from NSC, which was assumed by the Company (Note 1).
     The Borrowing Agreement matures on April 30, 1997. The borrowing capacity is determined as the lesser of (1) $4,000,000 and (2) 70% of eligible receivables, plus the lesser of 45% of eligible inventories and $1,250,000, less the balance of the Company's extended letters of credit. As of December 31, 1996, the maximum borrowings under Borrowing Agreement was $1,542,100 and the unused borrowing capacity was $600,100. The Borrowing Agreement bears interest at a reference rate plus 2.50% (10.5% as of December 31, 1996) with a minimum monthly interest expense of $10,000. The Borrowing Agreement has certain covenants related to reporting and operating activities of the Company. The Company is in compliance or has received waivers for all covenants.

NEWGEN SYSTEMS ACQUISITIONS CORPORATION


6.   CONVERTIBLE PROMISSORY NOTE PAYABLE


     In connection with the Asset Purchase Agreement, the Company issued $500,000 convertible promissory notes (the Convertible Notes) to each of the two former owners of the acquired assets and assumed liabilities. The Convertible Notes bear interest at a rate of 7% and are convertible into common stock of the Company.


     Pursuant to the Merger Agreement, the Convertible Notes, including accrued interest, and the Holdback (Note 1) will be converted into an aggregate of 1,714,140 shares of common stock of the Company. These shares will be subsequently converted into 1,400,000 shares of common stock of PCPI.


7.   RELATED-PARTY TRANSACTIONS


     As of December 31, 1996, the Company's accounts receivable included $189,100 due from the former owners of NSC. The Company also had $82,600 in notes receivable from shareholders of the Company, arising from capital transactions. The notes receivable are due June 2001 and bear interest at 7% per annum.


8.   COMMITMENTS AND CONTINGENCIES


     The Company leases facilities and certain equipment under noncancelable operating lease agreements. The leases expire through June 2001, frequently include renewal options, and require the Company to pay for utilities, taxes, insurance and maintenance expense associated with its facilities' lease. Rent expense under operating leases amounted to approximately $137,200 for the period from March 19, 1996 (inception) to December 31, 1996.


     Future minimum lease payments under noncancelable operating leases are as follows:


     Year ending December 31:
       1997                                                         $ 189,900
       1998                                                           107,600
       1999                                                            25,200
       2000                                                            21,100
       2001                                                             8,500
                                                                    ---------

                                                                    $ 352,300
                                                                    ---------
                                                                    ---------

     The Company is involved in certain litigation in the normal course of business. The Company believes that any liability with respect of such legal actions is not likely to be material to the Company's financial position.

NEWGEN SYSTEMS ACQUISITIONS CORPORATION


9.   STOCK OPTION PLAN

     In June 1996, the Company adopted its 1996 Stock Option Plan (the Plan) which provides for the grant of stock options to certain officers and key employees. On June 20, 1996, the Company granted options to purchase an aggregate of 461,383 shares of the Company's common stock at a price of $0.03 per share, which was deemed to be the fair market value of the common stock at the date of the grant to employees of the Company. The stock options vest over two years. There was no stock options granted prior to such date. In connection with the Merger Agreement with PCPI Sub, options to purchase 401,932 shares of the Company's common stock were exercised and ultimately exchanged for ITEC stock (Note 1).

     SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, encourages but does not require companies to record compensation cost for employee stock option grants. The Company has chosen to continue to account for employee option grants using Accounting Principles Board (APB) Opinion No. 25.
     Accordingly, no compensation expense has been recognized for employee stock option grants. Had compensation expense for the employee stock option grants been determined based on the fair value at the grant dates consistent with SFAS No. 123, the Company's net loss for the year ended December 31, 1996 would have been increased by $6,200 from a reported loss of $1,550,500 to a pro forma loss of $1,556,700. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option model, even though such model was developed to estimate the fair value of freely tradable, fully transferable options, which significantly differ from the Company's stock options, which significantly differ from the Company's stock option awards. The following assumptions were used to determine the fair value of the grants: zero dividend yield, expected volatility of 1%, risk-free interest rate of 5.2% and expected lives of ten years.

10.  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                   ---------------------------
                                                   SEPTEMBER 30,   DECEMBER 31,
                                                       1996           1996
Revenues, net                                       $ 3,761,500    $ 3,428,600
Costs of revenues                                     2,180,500      1,686,000
                                                    -----------    -----------
Gross profit                                          1,581,000      1,742,600
Selling, general and administrative expenses          2,257,000      1,623,900
Purchased in-process research and development           780,400
                                                    -----------    -----------
(Loss) income from operations                        (1,456,400)       118,700
Other expenses, net                                     102,300        109,700
                                                    -----------    -----------
(Loss) income before provision for income taxes      (1,558,700          9,000
Provision for income taxes                                  400            400
                                                    -----------    -----------
Net (loss) income                                   $(1,599,100)   $     8,600
                                                    -----------    -----------
                                                    -----------    -----------

     (b) Pro Forma Financial Information:

The following pro forma balance sheet and statement of operations combine PCPI and NewGen as of December 31, 1996 and the results of their operations for the six and three months ended December 31, 1996 as if the merger had taken place on July 1, 1996. Because NewGen commenced operations during the three months ended September 30, 1996, ITEC's reported earnings for the year ended June 30, 1996 were not impacted by the merger on a pro forma basis. Accordingly, no pro forma information is required for the year ended June 30, 1996. The ITEC financial information included in the pro forma balance sheet as of December 31, 1996 and the pro forma statement of operations for the six and three months ended December 31, 1996 was previously reported in ITEC's From 10-Q for the quarter ended December 31, 1996. In the opinion of management, all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The pro forma financial information is not necessarily indicative of what the actual financial results would have been had the merger occurred on July 1, 1996. In addition, the pro forma financial information does not purport to indicate the results of future operations or financial position of the Company from the merger forward.

PRO FORMA BALANCE SHEET (UNAUDITED)
DECEMBER 31, 1996
IN THOUSANDS, EXCEPT PER SHARE DATA



                                                                                 Pro Forma
                                                                                Adjustments
                                                                                  Increase
                                                                      ITEC       (Decrease)     Pro Forma
ASSETS
Current assets
  Cash                                                              $ 2,097        $   295        $ 2,392
  Accounts receivable                                                 3,651          1,665          5,316
  Inventories                                                           322          1,812          2,134
  Other                                                                 432            127            559
                                                                    -------        -------        -------
                                                                      6,502          3,899         10,401
Property and equipment                                                  710            740          1,450
Other assets                                                            409             50            459
                                                                    $ 7,621        $ 4,689        $12,310
                                                                    -------        -------        -------
                                                                    -------        -------        -------




LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                                                  $ 1,399        $ 1,307        $ 2,706
  Accrued expenses                                                      440          1,488          1,928
  Short-term borrowings                                                   -            942            942
  Other                                                                 334              -            334
                                                                    -------        -------        -------
                                                                      2,173          3,737          5,910
                                                                    -------        -------        -------

Shareholders' equity
  Preferred stock                                                     2,109              -          2,109
  Common stock                                                          176             11            187
  Paid-in capital                                                    26,318          2,574         28,892
  Shareholder loans                                                     (30)           (82)          (112)
  Accumulated deficit                                               (23,125)        (1,551)       (24,676)
                                                                    -------        -------        -------
                                                                      5,448            952          6,400
                                                                    -------        -------        -------
                                                                    $ 7,621        $ 4,689        $12,310
                                                                    -------        -------        -------
                                                                    -------        -------        -------

PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 1996
IN THOUSANDS, EXCEPT PER SHARE DATA


                                                                                 Pro Forma
                                                                                Adjustments
                                                                                  Increase
                                                                      ITEC       (Decrease)      Pro Forma
Revenues
  Sales of products                                                  $2,398         $3,429         $5,827
  Engineering fees                                                    1,396              -          1,396
  Other                                                                  10              -             10
                                                                     ------         ------         ------
                                                                      3,804          3,429          7,233
                                                                     ------         ------         ------

Costs and expenses
  Cost of products sold                                               2,037          1,686          3,723
  Selling, general, and administrative                                  731          1,624          2,355
  Cost of engineering fees, research, and development                   697              -            697
                                                                     ------         ------         ------
                                                                      3,465          3,310          6,775
                                                                     ------         ------         ------
Income from operations                                                  339            119            458

Other income (expense)                                                  100           (110)           (10)
                                                                     ------         ------         ------
Income before provision for income taxes                                439              9            448
Provision for income taxes                                                6              -              6
                                                                     ------         ------         ------
Net income                                                           $  433         $    9         $  442
                                                                     ------         ------         ------
                                                                     ------         ------         ------

Net income per share                                                 $ 0.01                        $ 0.01
                                                                     ------                        ------
                                                                     ------                        ------

Average shares outstanding                                           44,811         10,750         55,561
                                                                     ------         ------         ------
                                                                     ------         ------         ------

PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 1996
IN THOUSANDS, EXCEPT PER SHARE DATA


                                                                                 Pro Forma
                                                                                Adjustments
                                                                                  Increase
                                                                      ITEC       (Decrease)      Pro Forma
Revenues
  Sales of products                                                  $4,530        $ 7,190        $11,720
  Engineering fees                                                    2,714              -          2,714
  Other                                                                 285              -            285
                                                                     ------        -------        -------
                                                                      7,529          7,190         14,719
                                                                     ------        -------        -------

Costs and expenses
  Cost of products sold                                               3,832          3,867          7,699
  Selling, general, and administrative                                1,518          3,881          5,399
  Cost of engineering fees, research, and development                 1,453            780          2,233
                                                                     ------        -------        -------
                                                                      6,803          8,528         15,331
                                                                     ------        -------        -------
Income (loss) from operations                                           726         (1,338)          (612)

Other income (expense)                                                  141           (212)           (71)
                                                                     ------        -------        -------
Income (loss) before provision for income taxes                         867         (1,550)          (683)
Provision for income taxes                                                9              1             10
                                                                     ------        -------        -------
Net income (loss)                                                    $  858        $(1,551)       $  (693)
                                                                     ------        -------        -------
                                                                     ------        -------        -------

Net income (loss) per share                                          $ 0.02                       $ (0.01)
                                                                     ------                       -------
                                                                     ------                       -------

Average shares outstanding                                           45,347         10,750         56,097
                                                                     ------        -------        -------
                                                                     ------        -------        -------

     (c) Exhibits:

          10. Amended and Restated Agreement and Plan of Merger and Plan of Reorganization.

          23.  Consent of Independent Accountants.

                                     SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        IMAGING TECHNOLOGIES CORPORATION


                                        BY: BRIAN BONAR
                                        ----------------------------------------
DATE: March 9, 1997                     Brian Bonar
                                        CHIEF EXECUTIVE OFFICER